UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 6, 2006
NYMAGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)
New York
(State or Other Jurisdiction of Incorporation)

1-11238	13-3534162

(Commission File Number)	(IRS Employer Identification No.)

919 Third Avenue, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 551-0600

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.
On December 6, 2006, the Board of Directors for NYMAGIC, INC. (the “Company”) renewed the employment agreement of the Company’s Chairman, Mr. George R. Trumbull, III, for one year and awarded Mr. Trumbull 5,000 shares of restricted stock effective January 1, 2007 which vest on December 31, 2007. The Company also amended the employment agreement of Mr. George Kallop, President and Chief Executive Officer, to increase Mr. Kallop’s base pay from $400,000 to $450,000, effective January 1, 2007.
SECTION 7
Item 7.01 Regulation FD Disclosure
On December 7, 2006, the Company issued a press release announcing that it has declared a dividend to shareholders of eight cents per share payable on January 4, 2007 to shareholders of record on December 29, 2006.
The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
     The following exhibit is furnished or filed, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated December 7, 2006 (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMAGIC, INC.

By:	/s/ Thomas J. Iacopelli

Name:	Thomas J. Iacopelli
Title:	Chief Financial Officer and Treasurer
December 7, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 7, 2006 (filed herewith).

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